Exhibit 10.1

March 27, 2013

Gordon F. Stofer
Chief Executive Officer
Znomics, Inc.

Dear Gordon,

This letter will serve to amend the Engagement Agreement between Znomics, Inc. (the “Company”) and Cherry Tree & Associates, LLC (“Cherry Tree”), dated February 10, 2010, pursuant to which Cherry Tree will act as the Company’s exclusive financial advisor in connection with a Transaction or Transactions involving the Company.

The term of the Engagement will be extended for a period of 3 years, from February 10, 2013.

All other terms of the February 10, 2010 Agreement remain in full force and effect.

If this letter correctly sets for the understanding between us, please so indicate by signing on the designated space below and returning a signed copy to us, whereupon this letter will constitute the Agreement between us.

Sincerely,

Cherry Tree & Associates, LLC

By	/s/ David G. Latzke	Date:
David G. Latzke, Managing Director

Znomics, Inc.

By	/s/ Gordon F. Stofer	Date:	By	/s/ Kerry D. Rea	Date:
	Gordon F. Stofer, CEO			Kerry D. Rea, Director

Cherry Tree & Associates, LLC	1 of 1	Confidential